CREDIT AGREEMENT

This credit agreement is made on the day of March 31, 2017 by and among, HUGO OCHOA, a resident of Miami, Florida. Hereinafter known as "Lender".

and

TOWER ONE WIRELESS 600 - 535 Howe Street. ,Vancouver BC. V6C 2Z7 (Canada) Hereinafter known as "Borrower".

Borrower and Lender shall collectively be known herein as "the Parties". In determining the rights and duties of the Parties under the Credit Agreement, the entire document must be read as a whole.

CREDIT TERMS

The Borrower and Lender, hereby further set forth their rights and obligations to one another under the Credit Agreement and agreed to be legal bound as follows:

Loan Payment Terms: Borrower to pay $300.000 US Dollars to Lender, plus 24% annual interest for the life of the loan. Payment of the principal loan and accrued interests shall be due 120days from the date of execution of this agreement. If the loan is not paid on the due date, the Borrower will pay a monthly penalty fee of 10 % of the principal loan, and continue paying the accrued interest. This Loan will also be repayable in 360 Days from reception of Wire. In addition to the Interest Rate the Tower One Wireless Inc. will also issue 300,000 Stock Options at a Deemed Value of .25 (CAD). The term of these Options is 24 Months from Issue Date.

Demand by Lender: This is a "demand" loan agreement under which borrower is required to pay back in full the entire outstanding Loan Balance within 15 days of receiving a written demand from Lender or full repayment of the Loan Balance. Delivery of the written notice by Lender to Borrower via U.S. Postal Service Certified Mail shall constitute prima facie evidence of delivery.

Method of Loan Payment: The Borrower shall make all payments called for under this loan agreement by wire transfer, according to the information included on EXHIBIT A.

Default: The occurrence of any of the following events shall constitute a Default by the borrower of the terms of this loan agreement:

  Borrower's failure to pay any amount due as principal or interest on the date required under the loan agreement
  Borrower seeks an order of relief under the Federal Bankruptcy laws
  Borrower becomes insolvent

Exclusive Jurisdiction for Suit in Case of Breach: The parties, by entering into this agreement, submit to Jurisdiction in Canada for adjudication of any disputes and/or claims between the parties under this agreement. Furthermore the parties hereby agree that the courts of Vancouver, Canada shall have exclusive jurisdiction over any disputes between the party's relatives to this agreement, whether said disputes sound in contract, tort or other areas of the law.

State Laws: this agreement shall be interpreted under, and governed by, the laws of Canada

IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, Borrower and Lender affix their signatures hereto.